PROMISSORY NOTE

$176,419.00                                                  March 1, 1996

     For value received, the undersigned, AMERIDYNE CORPORATION, a Tennessee corporation ("Maker"), hereby promises to pay to the order of SCOTT F. LOCHRIDGE, an individual ("Holder"), at such place as Holder may designate, in lawful money of the United States of America, the principal sum of $176,419.00, plus interest thereon at the rate of ten percent (10%) per annum, in thirty-six (36) equal monthly installments of $5,692.55 each, payable on the first day of each consecutive month beginning April 1, 1996.

     If the date of payment of this Note falls on a Saturday, Sunday or public holiday under the laws of the State of Tennessee, such payment date shall be extended to the next business day.

     The occurrence and continuation of any one of the following events ("Event of Default") shall constitute a default hereunder: (i) Maker fails promptly to pay any principal hereof or accrued and unpaid interest hereunder on demand by Payee; (ii) Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of a receiver or trustee for him or any substantial part of his property, commences any proceeding relating to Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Maker any such proceeding which is not dismissed within sixty (60) days following the commencement thereof; or (iii) Maker by any act indicates consent to, approval of or acquiescence in any such proceeding or the appointment of a receiver or trustee for Maker or any substantial part of Maker's property, or suffers any such receivership or trusteeship to continue for at least sixty (60) days.

     If an Event of Default shall occur hereunder and be continuing for ten
(10) days after receiving notice hereunder from Holder, then, at the option of Holder, Holder may, by written notice to Maker, declare this Note to be due and payable in full, whereupon the same shall become forthwith due and payable without presentment, demand, protest or other notice of any kind. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     If this Note is not paid in accordance with the terms hereof, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

     Maker at any time or from time to time may prepay all or any portion of the outstanding principal balance of this Note (together with accrued interest thereon through the date of such prepayment) without penalty or premium.

     Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the undersigned.

     This Note has been executed and delivered in the State of Tennessee and is to be governed by and construed according to the laws thereof without giving effect to any principles of conflicts of laws, except to the extent that such laws are preempted by federal law.

     No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Acceptance of any sum by Holder that is less than full payment shall not be construed as a waiver of any default in the payment of this Note.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

     This Note may not be changed orally, but only by an instrument in writing executed by Maker and Holder.

     All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder shall ever receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

     Where the context so requires, the singular shall be construed to include the plural and the plural the singular.

     IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered as of the date first set forth above.

                                   AMERIDYNE CORPORATION


                                   By:---------------------------------------

                                   Its:--------------------------------------